                                                                             4.4

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                               VPC GEOTHERMAL LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY


     This LIMITED LIABILITY COMPANY AGREEMENT (as amended from time to time in accordance with its terms, this "Agreement") for VPC Geothermal LLC (the "Company"), by Vulcan Power Company, a Nevada corporation ("Vulcan," and jointly with any other Person admitted to the Company as a member in accordance with this Agreement, the "Members," with each being referred to, individually, as a "Member"), is made effective as of February 19, 1999.


                                    ARTICLE 1
                             ORGANIZATIONAL MATTERS

     1.1 FORMATION.

           1.1.1. Act. Vulcan hereby forms the Company as a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et seq.), as amended from time to time (the "Act") and agrees that the rights and liabilities of the Members shall be as provided in the Act, except as otherwise expressly provided herein. Vulcan is hereby admitted to the Company as a member of the Company. In the event of any inconsistency between any terms and conditions contained in this Agreement and any non-mandatory provisions of the Act, the terms and conditions contained in this Agreement shall govern. The Company shall commence on the date that the Certificate of Formation is initially filed with the office of the Secretary of State of the State of Delaware, and shall continue without dissolution until dissolved in accordance with Section 2.13.

             1.1.2. Name. The name of the Company shall be VPC Geothermal LLC. The Company may also conduct business at the same time under one or more fictitious names if the Board of Directors determines that such is in the best interests of the Company. Without the need for the consent of any Member, the Board of Directors may change the name of the Company, from time to time, and it shall file or cause to be filed an appropriate amendment to the Certificate of Formation of the Company, as amended or restated from time to time (the "Certificate of Formation").

             1.1.3. Place of Business; Registered Office and Agent. The principal place of business of the Company shall be located at 302 South 36th Street, Suite 400-J, Omaha, Nebraska 68131, or such other place within or outside the State of Delaware as the Board of Directors may from time to time designate by notice to the Members. The Company may maintain offices and places of business at such other place or places within or outside the State of Delaware as the Board of Directors deems advisable. The Company shall continuously maintain a registered office and a designated and duly qualified agent for service of process on the Company in the State of Delaware. The address of the current registered office and of the current registered agent for service of process is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801.

             1.1.4 Definitions. When used in this Agreement, capitalized terms not otherwise defined herein have the meanings set forth on Schedule A attached hereto.

     1.2 BUSINESS PURPOSE. The Company has been formed and is authorized to engage in any and all lawful business, purpose, or activity in which a limited liability company may be engaged under applicable law (including, without limitation, the Act), as the Board of Directors may determine, including, without limitation, developing, owning, operating and disposing of power production facilities and related activities.

     1.3 REQUIRED FILINGS. Each Officer, acting singly or jointly, is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and file all certificates (and any amendments and/or restatements thereof) required or permitted by the Act to be filed in the office of the Secretary of State of the State of Delaware. Each Officer, acting singly or jointly, shall also execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business. Each Officer, acting singly or jointly, shall cause a Certificate of Formation to be executed and filed in the office of the Secretary of State of the State of Delaware as required by the Act. Each Officer, acting singly or jointly, may execute and file any duly authorized amendments or restatements to the Certificate of Formation from time to time in a form prescribed by the Act. Each Officer, acting singly or jointly, shall also cause to be made, on behalf of the Company, such additional filings and recordings as the Board of Directors shall deem necessary or advisable. Following the execution of this Agreement, fictitious business name statements shall be filed and published when and if the Board of Directors determines it to be necessary or advisable. Any such statement shall be renewed as required by applicable law.

     1.4 PERCENTAGE INTERESTS AND INITIAL CAPITAL CONTRIBUTIONS. The Members shall make the following initial capital contributions to the Company on a date as directed by the Board of Directors and shall have the following percentage interests in the Company's distributions, profits and losses ("Percentage Interests"):


               Member                 Initial Capital Contribution          Percentage Interest
               ------                 ----------------------------          -------------------
Vulcan Power Company                             $100.00                           100%


     1.5 ADDITIONAL CAPITAL CONTRIBUTIONS. No Member has the right or obligation to make any additional capital contributions to the Company. If the Board of Directors determines, at any time and from time to time, that the Company requires additional capital for its business and operations, the Board of Directors, with the approval of a Supermajority in Interest of the Members, may deliver a notice (an "Additional Capital Requirement Notice") to the Members specifying the additional amount of capital so determined to be required from each Member. Promptly upon receipt of an Additional Capital Requirement Notice, a Member shall make such additional capital contribution. In the event any Member does not contribute the entire amount required to be contributed by such Member, the shortfall may be loaned to the Company by one or more of the other Members on terms approved by the Board of Directors (which loans shall be considered permitted Member loans).

     1.6 DISTRIBUTIONS. Distributions shall be made to the Members at the time and in the aggregate amounts determined by the Board of Directors. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to a Member on account of its interest in the Company if such distribution would violate Sections 18-607 or 18-804 of the Act or other applicable law.

     1.7 ASSIGNMENTS. A Member may assign in whole or in part its limited liability company interest in the Company. The transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer, and, immediately following such admission in the case of a transferor Member transferring its entire limited liability company interest in the Company, the transferor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to a Member by merger, conversion or consolidation with the Member as a constituent party in compliance with this Agreement shall, without further act, be a Member hereunder, and such merger, conversion or consolidation shall not constitute an assignment for purposes of this Agreement.

     1.8. ADMISSION OF ADDITIONAL MEMBERS. Except as permitted by Section 1.7, one or more additional members of the Company may be admitted to the Company only with the written consent of all of the Members.

     1.9 RESIGNATION. A Member may resign from the Company if it obtains the written consent of all other Members.

     1.10 UCC. The limited liability company interests in the Company are not securities governed by Article 8 of the Uniform Commercial Code, as in effect in any state.

     1.11 BUSINESS VENTURES. A Member or a Director, or any affiliate thereof, may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. A Member or a Director, or any affiliate thereof, shall not be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and such Member or Director, or any affiliate thereof, shall have the right to take for its own account

(individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.


                                    ARTICLE 2
                                   OPERATIONS

     2.1 MANAGEMENT. The business and affairs of the Company shall be managed exclusively by or under the direction of a board of one or more directors (the "Board of Directors"). Each director of the Company (a "Director") is not a "manager" (within the meaning of the Act) of the Company. Each Director appointed shall hold office until a successor is appointed and qualified in accordance with Section 2.10. The Members may, from time to time as they deem advisable, appoint additional Directors by the affirmative vote of a Supermajority in Interest of the Members.

     The following persons are hereby appointed as Directors:

               David L. Sokol
               Gregory E. Abel
               Steven A. McArthur
               Craig M. Hammett

     2.2 MEETINGS OF THE BOARD OF DIRECTORS. The Board of Directors shall hold annual meetings at such time and at such place as shall be designated by the President and stated in the notice of the meeting. Notice of the annual meeting stating the place, date and hour of the meeting shall be given to each Director not less than ten (10) days before the date of such annual meeting, either personally, by telephone, by mail, by telegram or by any other means of communication. Special meetings of the Board of Directors may be called by the President on three (3) days' notice to each Director, either personally, by telephone, by mail, by telegram or by any other means of communication; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of one or more of the Directors.

     2.3 QUORUM AND ACTS OF THE BOARD OF DIRECTORS. At all meetings of the Board of Directors a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by this Agreement. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board of Directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     2.4 ELECTRONIC COMMUNICATIONS. Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     2.5. COMPENSATION OF DIRECTORS; EXPENSES OF BOARD OF DIRECTORS. The Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at such meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as a Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. The Board of Directors shall be entitled to reimbursement from the Company for all costs and expenses (including allocable overhead, fees paid to outside consultants, on-site personnel hired by the Board of Directors and others who are not salaried employees of the Company at the time of the performance of such services) incurred by it for or on behalf of the Company. No Member shall be entitled to any compensation for its services to the Company or in the conduct of the business of the Company.

     2.6 OFFICERS. The officers of the Company (the "Officers") shall be chosen by the Members or the Board of Directors and shall include a President, Vice President, Secretary, and Treasurer. The Members or the Board of Directors may also choose additional Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person.

             2.6.1 Additional Officers. The Members or the Board of Directors at its annual meetings may appoint such other Officers and agents as they or it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

             2.6.2 Compensation of Officers. The salaries of all Officers and agents of the Company shall be fixed from time to time by the Board of Directors. No Officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Company.

             2.6.3 Removal of Officers; Vacancies. The Officers of the Company shall hold office until their successors are chosen and qualified. Any Officer elected or appointed by the Members or the Board of Directors may be removed at any time by the Chairman of the Board or the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Company shall be filled by the Board of Directors.

             2.6.4 Initial Officers. The initial Officers are as follows:

  David L. Sokol          Chairman and Chief Executive Officer
  Gregory E. Abel         President and Chief Operating Officer
Steven A. McArthur     Executive Vice President, General Counsel and Secretary
  Craig M. Hammett        Senior Vice President and Chief Financial Officer
  Robert S. Silberman     Senior Vice President, Administration
  Douglas L. Anderson     Assistant General Counsel and Assistant Secretary
  James A. Flores         Vice President, Project Finance
  Patrick J. Goodman      Vice President and Chief Accounting Officer
  Brian K. Hankel         Vice President and Treasurer
  Stephen A. Amdor        Assistant Treasurer

  Jonathan M. Weisgall    Vice President, Legislative & Regulatory Affairs

             2.6.5 The Chairman of the Board. The Chairman of the Board shall be the Chief Executive Officer and shall have general and active supervision and direction over the management of the Company's business and over the President and Chief Operating Officer and all of the Company's other Officers, agents and employees. The Chairman of the Board shall, if present, preside at each meeting of the Members and of the Board of Directors and shall be an ex officio member of any and all committees of the Board of Directors. The Chairman of the Board shall perform all duties incident to the office of Chairman of the Board and such other duties as may from time to time be assigned to him by the Board of Directors or the Members. The Chairman of the Board shall execute bonds, mortgages and other contracts requiring a seal, under a seal of the Company, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or the Members to some other Officer or agent of the Company.

             2.6.6 The President. The President, in consultation with and subject to the direction of the Chairman of the Board, shall have general and active management of the business of the Company and shall see that all orders and resolutions of the Board of Directors or the Members are carried into effect.

             2.6.7 The Vice President. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there shall be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties and have such other powers as the Board of Directors or the Members shall from time to time prescribe.

             2.6.8 The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the Members and record all the proceedings of the meetings of the Company and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for any standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the Members and meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. The Secretary shall have custody of the seal of the Company, and he, or an Assistant Secretary, shall have the authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other Officer to affix the seal of the Company and to attest the affixing by his signature.

             2.6.9 The Assistant Secretary. The Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or in the absence of any determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors or the Members may from time to time prescribe.

             2.6.10 The Treasurer. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors or the Members. The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors or the Members, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its annual meetings, or when the Board of Directors so requires, an account of all of the Treasurer's transactions and of the financial condition of the Company. If required by the Board of Directors or the Members, the Treasurer shall give the Company a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Company, in the case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company.

             2.6.11 The Assistant Treasurer. The Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers, in the order determined by the Board of Directors or the Members, or in the absence of any determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors or the Members may from time to time prescribe.

             2.6.12 Actions of Members. All references in this Section 2.6 to actions of the Members shall mean such Members acting by an affirmative vote of a Supermajority in Interest of the Members.

     2.7. BINDING. Unless otherwise determined by the Board of Directors or as otherwise set forth in this Agreement, each Director and Officer has the authority to bind the Company.

     2.8 POWERS. Subject to the provisions of this Agreement, including Sections
2.9 and 2.10, the Board of Directors shall have full and complete charge of all the affairs and business of the Company, in all respects and in all matters, including, without limitation, the responsibility, authority and power, on behalf of the Company, at the Company's expense and without the approval of any Member, to:

             (a) acquire, operate, lease, encumber or dispose of any direct and indirect interests in real and personal property (including tangible and intangible property and cash) owned by the Company from time to time, and any property received in exchange therefor;

             (b) pay, collect, compromise, arbitrate or otherwise adjust any and all claims or demands of or against the Company, in such amounts and upon such terms and conditions as the Board of Directors shall reasonably determine;

             (c) from time to time, employ, engage, hire or otherwise secure the services of such Persons, including any of the parties hereto or any Persons related thereto or affiliated therewith, as the Board of Directors may reasonably deem advisable for the proper execution of its duties as the Board of Directors hereunder, provided such services are within the scope of the foregoing authority granted to the Board of Directors hereunder, such employment to be for such reasonable compensation and upon such reasonable terms and conditions as the Board of Directors shall determine;

             (d) prepare, execute, file, record, publish and deliver any and all instruments, documents or statements necessary or convenient to effectuate any and all actions that the Board of Directors is authorized to take on behalf of the Company;

             (e) borrow money and issue evidences of indebtedness necessary, convenient or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge or other lien on any Company assets;

             (f) deal with, or otherwise engage in business with, or provide services to and receive compensation therefor from, any Person that has provided or may in the future provide services to, lend money to, sell property to, or purchase property from the Members or the Board of Directors, or any affiliate thereof;

             (g) establish and maintain reserves for such purposes and in such amounts as it deems appropriate from time to time; and

             (h) engage in any kind of activity and perform and carry out contracts of any kind necessary to, in connection with or incidental to the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of the State of Delaware.

Except as expressly provided in this Agreement or required by law, the Members shall have no right to vote on or consent to any other matter, act, decision or document involving the Company or its business.

     2.9 LIMITS ON AUTHORITY OF BOARD OF DIRECTORS. None of the following actions may be taken by the Board of Directors without the affirmative approval of Members having sixty-six percent (66%) of the Percentage Interests in the Company (a "Supermajority in Interest of the Members"):

             (a) Except as otherwise provided herein, any amendment to this Agreement or the Certificate of Formation;

             (b) The removal or replacement of any Director;

             (c) The increase or decrease of the number of Directors to a number other than four (4);

             (d) The demand for additional capital contributions to the Company;

             (e) Except as otherwise provided in Section 2.14, the merger or consolidation of the Company with, or conversion of the Company into, any other entity or entities;

             (f) The additional borrowing of money or issuing of evidences of indebtedness beyond that which the Company has outstanding as of the date hereof or by virtue of the Merger if such borrowing or issuance is in excess of $1,000,000;

             (g) The sale of all or any substantial part of the assets of the Company; and

             (h) The commencement of proceedings to have the Company be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Company or the filing of a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy, or the consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or the assignment for the benefit of creditors of the Company, or the admission in writing the Company's inability to pay its debts generally as they become due, or, to the fullest extent permitted by law, the taking of action in furtherance of any such action.

     2.10 SUCCESSOR DIRECTORS. A Director may be removed from the Board of Directors at any time, with or without cause, by the affirmative vote of a Supermajority in Interest of the Members. A Director may resign from the Board of Directors at any time without prejudice to any rights of the Company or any Member as against the resigning Director, by giving written notice to the Members. If a Director dies, dissolves, resigns or becomes otherwise unwilling or unable to act as a Director and if no successor Director has been selected as provided in this Agreement, one or more successor Directors shall be selected by the vote of a Supermajority in Interest of the Members. Each successor Director shall have all the rights and responsibilities of its predecessors. It is the intent of this provision to provide for effective continuity of management of the Company.

     2.11 INDEMNIFICATION AND LIABILITY.

             2.11.1 The Company shall indemnify and hold harmless each Member, each Director and each Officer, and all affiliates, officers, directors, shareholders, partners, members, co-trustees, employees and agents of any of the foregoing (individually, an "Indemnitee") to the fullest extent permitted by applicable law from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys' fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved as a party or otherwise, arising out of or incident to the business of the Company, unless such loss, claim, demand, cost, damage or liability was proximately caused by such Indemnitee's (i) not acting (or failing to act) in good faith and in a manner believed to be in, or not opposed to, the interests of the Company or (ii) gross negligence or willful misconduct.

             2.11.2 Expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to this Section 2.11 shall be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall be determined that such Indemnitee is not entitled to be indemnified by the Company as authorized in
Section 2.11.1.

             2.11.3 The indemnification provided by this Section 2.11 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to an affirmative vote of Members holding fifty-one percent (51%) of the Percentage Interests in the Company, as a matter of law or equity or otherwise, and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

             2.11.4 Any indemnification provided hereunder shall be satisfied solely out of the assets of the Company. Neither any Member nor any Director nor any Officer shall be subject to personal liability by reason of these indemnification provisions.

             2.11.5 No Indemnitee shall be denied indemnification in whole or in part under this Section 2.11 by reason of the fact that the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

             2.11.6 The provisions of this Section 2.11 are for the benefit of the Indemnitees and shall not be deemed to create any rights for the benefit of any other Person.

             2.11.7 Neither any Member nor any Director nor any Officer nor the affiliates, officers, directors, shareholders, partners, members, co-trustees, employees or agents of any of the foregoing shall be liable to the Company or to a Member for any losses sustained or liabilities incurred as a result of any act or omission of such Member, Director, Officer or any such other Person if (i) such Member, Director, Officer or such other Person acted (or failed to act) in good faith and in a manner believed to be in, or not opposed to, the interests of the Company and (ii) the conduct of such Member, Director, Officer or such other Person did not constitute gross negligence or willful misconduct.

             2.11.8. An Indemnitee shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Indemnitee reasonably believes are within such other Person's professional or expert competence and that has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Members might properly be paid.

             2.11.9. To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Indemnitee, an Indemnitee acting under this Agreement shall not be liable to the Company or to any other Indemnitee for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Indemnitee. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Indemnitee.

             2.11.10. The foregoing provisions of this Section 2.11 shall survive any termination of this Agreement.

     2.12 BOOKS AND RECORDS. The Board of Directors shall keep or cause to be kept complete and accurate books of account and records with respect to the Company's business. The books of the Company shall at all times be maintained by the Board of Directors. Each Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours for any purpose reasonably related to such Member's interest as a member of the Company. The Company's books of account shall be kept using the method of accounting determined by the Board of Directors.

     2.13 DISSOLUTION. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following:

             (a) the written consent of all of the Members;

             (b) the last remaining Member ceasing to be a member of the Company unless the business of the Company is continued without dissolution in accordance with the Act; and

             (c) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

     The bankruptcy (as defined in the Act) of a Member shall not cause such Member to cease to be a member of the Company and shall not cause a dissolution of the

Company. The Members hereby waive any right they may have to vote to dissolve the Company under Section 18-801(b) of the Act.

     2.14 AUTHORIZATION OF MERGER. Without the need for the consent of any additional Person and notwithstanding anything in this Agreement to the contrary, the Company is authorized to merge with BN Geothermal Inc. ("BN"), with the Company being the surviving entity (the "Merger"). Without the need for the consent of any additional Person and notwithstanding anything in this Agreement to the contrary, the Company is authorized to execute and deliver, and to consummate all of the transactions contemplated by, the Agreement and Plan of Merger, between the Company and BN (the "Merger Agreement"), and any Officer, on behalf of the Company, is authorized to execute, acknowledge and verify, deliver, file and record any and all documents and instruments, including, without limitation, the Merger Agreement, the Certificate of Merger relating to the Merger and those documents and instruments required or contemplated by applicable law that the Board of Directors or the Members deem necessary or appropriate to effectuate the Merger.


                                    ARTICLE 3
                                OTHER PROVISIONS

     3.1 ENTIRE AGREEMENT; BINDING PROVISIONS; SEPARABILITY. This Agreement constitutes the entire agreement between and among the parties hereto pertaining to the subject matter hereof and fully supersedes any and all prior agreements or understandings between or among the parties hereto pertaining to the subject matter hereof. The covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the heirs, executors, administrators, personal representatives, successors and permitted assigns of the respective parties hereto. Each provision of this Agreement shall be considered separable, and, if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation or effect of those portions of this Agreement that are valid.

     3.2 FURTHER ASSURANCES. Each of the parties hereto does hereby covenant and agree on behalf of itself, its successors and its assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish and deliver such other instruments, documents and statements, and to take such other action as may be required by law or necessary to effectively carry out the purposes of this Agreement.

     3.3. NOTICES. Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail, or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 1.1.3, (b) in the case of a Member or a Director, to such party at its address as listed on Schedule B attached hereto or (c) at such other address as may be designated by written notice to the other parties.

     3.4 WAIVER OF PARTITION; NATURE OF INTEREST. Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each Member hereby

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

irrevocably waives any right or power that such Member might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. No Member shall have any interest in any specific assets of the Company, and no Member shall have the status of a creditor with respect to any distribution pursuant to Section 1.6. The interest of the Members in the Company is personal property.

     3.5 LIMITED LIABILITY. Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither any Member nor any Director nor any Officer shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member, director or officer of the Company.

     3.6 GOVERNING LAW. This Agreement, including its existence, validity, construction and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to its principles of conflict of laws).

     3.7 SUCCESSORS AND ASSIGNS. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective Members.

     3.8 COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all of the parties have not signed the same counterpart.

     3.9 TITLES. Article and Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

        IN WITNESS WHEREOF, the party hereto has duly executed this Agreement as of the day and year first above written.


                                             VULCAN POWER COMPANY,
                                             a Nevada corporation, as member


                                             By: /s/ Douglas L. Anderson
                                                 ---------------------------
                                             Name:  Douglas L. Anderson
                                             Title:  Assistant Secretary

                                   SCHEDULE A

                                   Definitions
                                   -----------

A.  Definitions
    -----------

    "Act" has the meaning set forth in Section 1.1.1.

    "Additional Capital Requirement Notice" has the meaning set forth in Section 1.5.

    "Agreement" has the meaning set forth in the preamble to this Agreement.

    "Assistant Secretary" means the one or more persons appointed as Assistant Secretary in accordance with the terms of this Agreement.

    "Assistant Treasurer" means the one or more persons appointed as Assistant Treasurer in accordance with the terms of this Agreement.

    "BN" has the meaning set forth in Section 2.14.

    "Board of Directors" has the meaning set forth in Section 2.1.

    "Certificate of Formation" has the meaning set forth in Section 1.1.2.

    "Company" has the meaning set forth in the preamble to this Agreement.

    "Directors" has the meaning set forth in Section 2.1.

    "Indemnitee" has the meaning set forth in Section 2.11.1.

    "Member" has the meaning set forth in the preamble to this Agreement.

    "Merger" has the meaning set forth in Section 2.14.

    "Merger Agreement" has the meaning set forth in Section 2.14.

    "Officers" has the meaning set forth in Section 2.6.

    "Percentage Interests" has the meaning set forth in Section 1.4.

    "Person" means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint-stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

    "President" means the person appointed as President in accordance with the terms of this Agreement.

    "Secretary" means the person appointed as Secretary in accordance with the terms of this Agreement.

    "Supermajority in Interest of the Members" has the meaning set forth in
Section 2.9.

    "Treasurer" means the person appointed as Treasurer in accordance with the terms of this Agreement.

    "Vice President" means the one or more persons appointed as Vice President in accordance with the terms of this Agreement.

    "Vulcan" has the meaning set forth in the preamble to this Agreement.


B.  Rules of Construction
    ---------------------

    Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation." The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. All Section, paragraph, clause or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

RLF3-1097159-1
                                                16

                                   SCHEDULE B

                                    Addresses
                                    ---------

Members:

Vulcan Power Company
302 South 36th Street, Suite 400-F
Omaha, NE 68131


Directors:

David E. Sokol
302 South 36th Street, Suite 400-J
Omaha, NE 68131

Gregory E. Abel
302 South 36th Street, Suite 400-J
Omaha, NE 68131

Steven A. McArthur
302 South 36th Street, Suite 400-J
Omaha, NE 68131

Craig M. Hammett
302 South 36th Street, Suite 400-J
Omaha, NE 68131


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